UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 24, 2024

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-15393	42-1405748
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 Larimer Street	Suite 1800	Denver,	Colorado	80202
(Address of principal executive offices)				(Zip code)

(303) 285-9200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	HTLF	Nasdaq Stock Market
Depositary Shares (each representing 1/400th interest in a share of 7.00% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E)	HTLFP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On January 24, 2024, Heartland Financial USA, Inc. (the “Company”) issued a news release announcing that its Board of Directors had approved the following dividends:

Common Stock Dividend
A cash dividend on its outstanding common stock of $0.30 per share, payable on February 27, 2024, to stockholders of record at the close of business on February 12, 2024.

Series E Preferred Stock Dividend
A cash dividend on its outstanding Series E Preferred Stock of $175 per share, which results in a dividend of $0.4375 per depositary share, payable on April 15, 2024, to stockholders of record at the close of business on March 31, 2024.

A copy of the news release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1 News Release dated January 24, 2024.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2024	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Kevin L. Thompson
Kevin L. Thompson
Executive Vice President
Chief Financial Officer